3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

215.981.4000

Fax 215.981.4750

Exhibit 5.1

March 29, 2011

IGI Laboratories, Inc.

105 Lincoln Avenue

Buena, New Jersey 08310

Re:

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to IGI Laboratories, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”) an aggregate of 6,263,633 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), of which 5,909,087 shares are issued and outstanding (the “Common Shares”) and 354,546 shares (the “Warrant Shares”) are issuable upon exercise of warrants held by certain selling stockholders (the “Warrants”). The Shares may be offered from time to time for resale by certain selling stockholders of the Company listed in the prospectus contained in the Registration Statement (the “Stockholders”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (1) the Registration Statement, including the Warrants and other exhibits thereto, (2) the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate”), (3) the Company’s Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock (the “Certificate of Designation”), (4) the Company’s Amended and Restated Bylaws, as amended to date (the “Bylaws”), (5) certain resolutions of the Board of Directors of the Company and (6) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein.

In our examination, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, and (iii) the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

IGI Laboratories, Inc.

Our opinions contained herein are limited to the Delaware General Corporation Law, including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting such laws, and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Common Shares are validly issued, fully paid and nonassessable, and that the Warrant Shares, when issued and delivered by the Company upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and resale of the Shares while the Registration Statement is in effect. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement, the related prospectus and any prospectus supplement included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

As counsel to the Company, we have furnished this opinion in connection with the filing of the Registration Statement. Except as otherwise set forth herein, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP